    As filed with the Securities and Exchange Commission on January 26, 1996

                                                          Registration No. 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   __________

                            EXECUFIRST BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                  PENNSYLVANIA
         (STATE OR OTHER JURISDICTION OR INCORPORATION OR ORGANIZATION)

                                   23-2486815
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               1513 WALNUT STREET
                             PHILADELPHIA, PA  19102
                    (Address of principal executive offices)

                   EXECUFIRST BANCORP, INC. STOCK OPTION PLAN
                              (Full Title of Plan)

                                  ZVI H. MUSCAL
                            EXECUFIRST BANCORP, INC.
                               1513 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA  19102
                     (Name and address of agent for service)

                                 (215) 564-3300
          (Telephone number, including area code, of agent for service)

                                   __________

                                   Copies to:

                           Stephen T. Burdumy, Esquire
                   Klehr, Harrison, Harvey, Branzburg & Ellers
                               1401 Walnut Street
                        Philadelphia, Pennsylvania  19102
                                 (215) 568-6060

                         CALCULATION OF REGISTRATION FEE


                                              Proposed            Proposed            Amount of
Title of Securities     Amount to be      Maximum Offering    Maximum Aggregate     Registration
to be Registered         Registered        Price Per Share     Offering Price            Fee
------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share    83,500 Shares         $6.00(1)           $501,000(1)          $1,452.90


(1) Based on the closing sale price of the Registrant's common stock as reported on the NASDAQ Small Cap Market on January 25, 1996, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

     A reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 is being filed with the Commission as part of this Registration Statement. The Section 10(a) prospectus is not being filed with the Commission as part of this Registration Statement.

PROSPECTUS

                            EXECUFIRST BANCORP, INC.
                               1513 WALNUT STREET
                             PHILADELPHIA, PA  19102
                                 (215) 564-3300

                                  _____________

                          83,500 SHARES OF COMMON STOCK

                              $.01 VALUE PER SHARE

                                  ____________

     The shares of common stock, par value $.01 per share ("COMMON STOCK"), of ExecuFirst Bancorp, Inc. (the "COMPANY") offered hereby are being sold by certain officers of the Company (the "SELLING SHAREHOLDERS") who are offering or may offer shares of Common Stock (the "SHARES") which may be acquired by them from time to time from the Company upon the exercise of options to purchase such Shares granted to the Selling Shareholders by the Company pursuant to the Company's Stock Option Plan, as amended (the "1988 PLAN"). See "SELLING SHAREHOLDERS."

     It is anticipated that the Shares may be offered for sale by one or more of the Selling Shareholders, in the discretion of each, on delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the National Association of Securities Dealers Automated Quotation System or in negotiated transactions. Such transactions may be effected directly by the Selling Shareholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Shareholders, and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Shareholders or from the purchasers of the Shares. The Selling Shareholders also may pledge Shares as collateral, and such Shares could be resold pursuant to the terms of such pledges. The Selling Shareholders, brokers who execute orders on their behalf, and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by Selling Shareholders.

     The Company will pay all costs and expenses incurred by it in connection with the registration of the Shares under the Securities Act. The Selling Shareholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes.

     See "RISK FACTORS" beginning on page 5 for a discussion of certain factors to be considered by purchasers of the Shares.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY 26, 1996.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY A SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                   __________

                                TABLE OF CONTENTS
                                   __________


                                                                            PAGE
                                                                            ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Incorporation of Certain Documents by
Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Description of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . 8





                                  83,500 Shares

                            EXECUFIRST BANCORP, INC.

                                  Common Stock








                                   __________

                                   PROSPECTUS
                                   __________



                                JANUARY 26, 1996

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL THE SECURITIES TO WHICH THIS PROSPECTUS RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy and information statements and other information can be inspected and copied at prescribed rates at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Common Stock of the Company is listed on the NASDAQ Small Cap Market, and reports, proxy and information material and other information concerning the Company may be inspected at the offices of NASDAQ, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Prospectus constitutes a part of the registration statement on Form S-8 (the "REGISTRATION STATEMENT") filed by the Company with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the Public Reference Section of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the company of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994;

     (b) The Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995 (as amended by Form 10-QSB/A dated January 18, 1996);

     (c)  The Company's Current Report on Form 8-K dated April 7, 1995; and

     (d) The description of the Common Stock contained in the Company's Registration Statement (filed under the Company's former name, First Executive Bancorp, Inc.) on Form S-1, No. 33-22492 dated June 14, 1988, including all amendments and reports filed for the purpose of updating such description (the "REGISTRATION STATEMENT ON FORM S-1").

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing or such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any or all such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral request for copies should be directed to Corporate Secretary, ExecuFirst Bancorp, Inc., 1513 Walnut Street, Philadelphia, Pennsylvania 19102.

                                   THE COMPANY

     The Company is a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BANK HOLDING COMPANY ACT"). It was incorporated under the laws of the Commonwealth of Pennsylvania on November 16, 1987 and became a bank holding company on November 2, 1988 when it acquired all of the authorized capital stock of First Executive Bank ("FIRST EXECUTIVE BANK"). The Company provides banking services through First Executive Bank and does not presently engage in any activities other than banking activities. The principal executive offices of the Company and First Executive Bank are located at 1513 Walnut Street, Philadelphia, PA 19102. The telephone number is (215) 564-3300.

                                  RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. In addition to the other information set forth in this Prospectus (including the information set forth in the documents incorporated herein by reference), the following factors should be considered carefully by prospective investors in evaluating an investment in the Shares offered by this Prospectus.

     PROPOSED MERGER; MATTERS RELATED TO MARKET PRICE. On November 17, 1995, the Company entered into an Agreement and Plan of Merger (the "PLAN OF MERGER") with Republic Bancorporation, a Pennsylvania corporation ("REPUBLIC"), pursuant to which Republic will be merged with and into the Company (the "MERGER"). Republic is a bank holding company, registered under the Bank Holding Company Act, which owns all of the authorized capital stock of Republic Bank ("REPUBLIC BANK"). Under the terms of the Plan of Merger, each outstanding share of Republic common stock will be exchanged for shares of the Company's Common Stock, subject to any perfected exercise of dissenters' rights, with cash being paid in lieu of any fractional share interest. The exchange ratio for the stock exchange will be determined by the relative per share book values of the Company's Common Stock and Republic's common stock at the end of the quarter immediately preceding the consummation of the Merger. The Merger is subject to regulatory and shareholder approval and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Following the Merger, First Executive Bank and Republic Bank will merge and conduct business under Republic Bank's charter (the "MERGED BANK"). The Merger is expected to be consummated in April 1996. It is currently anticipated that approximately 1,350,250 shares of Common Stock will be issued to Republic shareholders in exchange for their Republic common stock in the Merger.

     In addition, as an inducement and condition to Republic's willingness to enter into the Plan of Merger, the Company entered into the ExecuFirst Stock Option Agreement with Republic (the "STOCK OPTION AGREEMENT"). Pursuant to the Stock Option Agreement, the Company granted an option to Republic to purchase up to an aggregate of 243,985 shares of the Company's Common Stock, which shares represent approximately 19.9% of the issued and outstanding Common Stock, at an exercise price of $5.00 (the "REPUBLIC OPTION"). The Republic Option is exercisable only in the event that (a) any person, or any group, acquires beneficial ownership of 22.5% or more of the voting power of the Company or any of its subsidiaries, or (b) the Company shall have proposed or entered into an agreement to effect (i) a merger, consolidation or similar transaction, (ii) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of the Company or any of its subsidiaries representing 22.5% or more of the consolidated assets or deposits, or (iii) the issuance, sale, or other disposition by the Company of securities representing 22.5% or more of the voting power of the Company or any of its subsidiaries (each, a "PURCHASE EVENT"). The Republic Option will terminate upon the earliest to occur of the effective time of the Merger, the termination of the Plan of Merger prior to the occurrence of a Purchase Event, or 12 months after the termination of the Plan of Merger following (y) occurrence of a Purchase Event or (z) if such termination is due to the willful breach by the Company of any covenant, representation or warranty contained therein.

     If the Merger is accomplished or the Republic Option exercised, the number of the Company's shares of Common Stock that are outstanding will be substantially increased. The influx of a large number of shares into the trading market may create downward pressures on the trading price of the Common Stock.

     REPURCHASE RIGHT UNDER STOCK OPTION AGREEMENT. In the event that the Plan of Merger and the Merger are terminated, Republic may have the right to require the Company to repurchase the Republic Option granted pursuant to the Stock Option Agreement, or any part thereof, or any shares of Common Stock issued pursuant to the Stock Option Agreement (the "REPURCHASE RIGHT"). If Republic exercises its Repurchase Right, the Company is obligated, within 10 business days of such exercise, to repurchase the Republic Option (or the Common Stock) at a specified price from immediately available funds (the "REPURCHASE CONSIDERATION"). The Company's repurchase obligation is subject to the approval of any regulatory authority which may be required in connection with the payment of all or any portion of the Repurchase Consideration, and will be modified or waived to the extent required by any such authority. The Repurchase Right will terminate when the right to exercise the Republic Option terminates (other than as a result of a complete exercise of the Republic Option).

     If and when the Repurchase Right is exercised, there can be no assurance that the Company will have the funds to pay the Repurchase Consideration or that if the Company has such immediately available funds, payment of the Repurchase Consideration, as modified or limited by any regulatory authority, will not have a material adverse effect on the Company's financial condition.

     INTEGRATION OF OPERATIONS. The Company and Republic have entered into the Plan of Merger with the expectation that the Merger will result in certain beneficial synergies. These include the combination of certain of the administrative and operational functions of the companies and their subsidiaries. Achieving these anticipated benefits will depend in part on whether the operations of First Executive Bank and Republic Bank can be integrated in an efficient and effective manner. There can be no assurances that such integration will occur or, if such integration does occur, that the anticipated benefits will result. The combination of the companies will require, among other things, integration of the banks' respective computer and software systems and coordination of the banks' marketing and customer service efforts. The successful integration of operations will be significantly influenced by the ability of the combined business to retain key management and other personnel. In addition, the integration of operations following the Merger may temporarily distract the attention of certain members of management from other responsibilities. The inability of management successfully to integrate the operations of the companies could have an adverse effect on the business and results of operations of the Merged Bank.

     RECENT COMPANY LOSSES; LOAN LOSS RESERVES. The Company sustained a net loss for the year ended December 31, 1994 of $834,339, or approximately $.68 per share of Common Stock. The net loss in 1994 was primarily the result of an increase in the provision for loan loss reserves associated with loan losses resulting from the bankruptcy of two significant borrowers. There can be no assurance that additions in the provision for loan loss reserves will not be required, and, if required, such additions could have a material adverse effect on the results of operation and profitability of First Executive Bank, the Merged Bank and the Company.

     WRITTEN AGREEMENTS. On May 24, 1995, the Company and First Executive Bank entered into Written Supervisory Agreements (the "WRITTEN AGREEMENTS") with each of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE") and the Pennsylvania Department of Banking (the "DEPARTMENT OF BANKING"). In the course of a joint examination, the Federal Reserve and the Department of Banking identified certain alleged deficiencies and violations relating to (a) certain policies and procedures of First Executive Bank with respect to the documentation, review and granting of loans, certain aspects of its loan loss reserves, and certain internal controls; (b) the staff of First Executive Bank; and (c) certain reporting requirements under the Currency and Foreign Transaction Reporting Act. In order to remedy such alleged deficiencies and violations, but without admitting such allegations, the Company and First Executive Bank agreed, among other things, to
(a) not pay dividends or incur any debt except in the ordinary course of business without the prior approval of the Federal Reserve and/or the Department of Banking; (b) submit certain plans and reports with respect to the capital position of First Executive Bank, its proposed business activities, its executive management, and its loan policies and procedures and internal controls to the Federal Reserve and/or the Department of Banking; and (c) to establish a "Compliance Committee" composed of three outside directors to ensure compliance with the Written Agreements. There can be no assurances that the Company and the Merged Bank will not be subject to the terms of the Written Agreements or that the Company and the Merged Bank will not be subject to similar or identical agreements in the future.

     DIVIDENDS ON COMMON STOCK. The Company has not historically paid any dividends on its Common Stock. In addition to restrictions on the payment of dividends imposed by applicable Pennsylvania banking and/or corporate law, the payment of dividends is further restricted by the Written Agreements which require the Company to receive the prior approval of the Federal Reserve and/or
the Department of Banking before paying any such dividends.   In addition, upon
consummation of the Merger, the payment of dividends will be further restricted by the terms of certain subordinated debentures previously issued by Republic,
which subordinated debentures will be assumed by the Company.   There can be no
assurance that the Company will pay any dividends on its Common Stock in the future.

     COMPETITION. The market in which the Company and First Executive Bank compete is highly competitive. As a result of certain recent mergers and consolidations in the banking industry, many of the banks with which First Executive Bank competes are much larger, have more branches, greater name recognition and financial resources, and offer a wider variety of financial products and services. The Company believes that the Merged Bank will be more competitive in the Philadelphia market as a result of, among other things, certain projected internal cost savings, a projected increase in funds available for loans and the offering of more diversified products and services. However, there can be no assurance that the Company and the Merged Bank will be able to compete more successfully in the Philadelphia market than First Executive Bank on a stand alone basis or at all.

     KEY PERSONNEL. The Company and First Executive Bank are, and the Company and the Merged Bank will be, dependent to a large extent on the services of certain key personnel, including Mr. Zvi H. Muscal (currently President, Chief Executive Officer and Director of the Company and President and Chief Executive Officer of First Executive Bank), George Rapp (currently Executive Vice President and Chief Operating Officer for the Company and First Executive Bank), and certain personnel of Republic Bank. Each of such persons are expected to provide such services to the Company and/or the Merged Bank. The loss or disruption of the services of one or more of such persons could have a material adverse effect on the operations and the future performance of the Company and the Merged Bank.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered hereby; the Selling Shareholders will receive all of the net proceeds from the sale of the Shares of Common Stock offered hereby.

                              SELLING SHAREHOLDERS

     The following persons are current or former officers of the Company, each of whom is eligible to sell pursuant to this Prospectus the number of Shares set forth opposite his name in the table below.


                                                                                 TOTAL
                         TOTAL NUMBER                                           NUMBER OF
                          OF SHARES                                              SHARES
      SELLING          OF COMMON STOCK                                       OF COMMON STOCK      PERCENTAGE
   SHAREHOLDERS       BENEFICIALLY OWNED     OF CLASS (1)  SHARES OFFERED   BENEFICIALLY OWNED    OF CLASS(1)
   ------------       ------------------     ------------  --------------   ------------------    -----------
Zvi Muscal,                  96,046              7.7%           60,000           36,046              *
Chairman of the
Board, President
and Chief
Executive Officer
of the Company;
President and Chief
Executive Officer
of First Executive
Bank

Ralph DeMucy,                17,000              *              12,000            5,000              *
Senior Vice
President of First
Executive Bank

Peter Bucci, former           3,500              *               3,500                0              0
Vice President of
First Executive Bank

Susan Horner,                 1,500              *               1,500                0              0
Operations Officer
of First Executive
Bank

David Altimari,               1,500              *               1,500                0              0
Operations Officer
of First
Executive Bank

Kevin McAllister,             2,000              *               2,000                0              0
Vice President of
First Executive Bank

Madeline McLaughlin,          1,000              *               1,000                0              0
Assistant Vice
President of
First Executive Bank

Michael Liebner,              1,000              *               1,000                0              0
Credit Manager
of First
Executive Bank

Dawn Miller,                  1,000              *               1,000                0              0
Banking Officer of
First Executive Bank

_________________________

*    Indicates less than 1%
(1) Calculated in accordance with Section 13(d) of the Exchange Act and rules promulgated thereunder, based on 1,226,057 Shares of Common Stock outstanding as of January 25, 1996.

                              PLAN OF DISTRIBUTION


     The Common Stock is listed for trading on the NASDAQ Small Cap Market. The sale of the Shares offered hereby is not being underwritten. The Shares covered by this Prospectus may be offered and sold by the Selling Shareholders from time to time on the NASDAQ Small Cap Market through broker-dealers selected by the Selling Shareholders at market prices prevailing at the time of sale or on any other exchanges or automated quotation systems on which the Shares may be traded, in private transactions at negotiated prices, or otherwise. It is anticipated that such transactions will be effected without payment of any underwriting commissions or discounts, other than brokers' commissions or fees customarily paid in connection with such transactions, which commissions and fees will be borne by each Selling Shareholder.

     The Company has agreed to bear the costs of registering the Shares offered hereby under the Securities Act, but will not receive any of the proceeds from the sale of the Shares.

     There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered hereby.

                           DESCRIPTION OF COMMON STOCK

     The description of the Common Stock in the Registration Statement on Form S-1 is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by the Company with the Securities and Exchange commission pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994;

     (b) The Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995 (as amended by Form 10-QSB/A dated January 18, 1996);

     (c)  The Company's Current Report on Form 8-K dated April 7, 1995; and

     (d) The description of the Common Stock contained in the Company's Registration Statement (filed under its former name, First Executive Bancorp, Inc. on Form S-1, dated June 14, 1988, including all amendments and reports filed for the purpose of updating such description.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation provide for (a) mandatory indemnification of officers and directors (including former officers and directors) of the Company to the fullest extent now or hereafter permitted by applicable law, (b) mandatory advancement or reimbursement of expenses to such indemnified persons (subject to an undertaking to repay all amounts so advanced in the event that it is determined that such person was not entitled to indemnification), and (c) indemnification, at the discretion of the Company's Board of Directors, of employees or agents of the Company, or of directors, officers, employees, agents, fiduciaries or trustees of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise so serving at the request of the Company. Indemnification may not be made by the Company in any case where the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the Pennsylvania Business Corporation Law (the "BCL"). Section 1741 of the BCL permits indemnification only where the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, where the indemnified party had no reasonable cause to believe that such indemnified party's conduct was unlawful.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Any restricted securities to be offered or resold pursuant to this Registration Statement are exempt under Section 4(2) of the Securities Act, as amended, as a non-public offering of securities.

ITEM 8.   EXHIBITS.

EXHIBIT NO.         DESCRIPTION
-----------         -----------
5 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, counsel to the Company

23.1           Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers (included in the opinion filed as Exhibit 5 hereto)

24             Powers of Attorney (included in the signature pages hereto)

ITEM 9.   UNDERTAKINGS.

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to its Articles of Incorporation, its bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this ___ day of January, 1996.

                                   EXECUFIRST BANCORP, INC.



                                   By: /s/ Zvi H. MUSCAL
                                       --------------------------------
                                        Zvi H. Muscal, Chairman of the Board
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of ExecuFirst Bancorp, Inc. whose signature appears below hereby appoints Zvi H. Muscal and George S. Rapp, jointly and each individually, as true and lawful attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE(S)                                DATE
---------                           --------                                ----

/s/ ZVI H. MUSCAL          Chairman of the Board, President            January 10, 1996
____________________       and Chief Executive Officer
Zvi H. Muscal

/s/ MICHAEL J. BRADLEY     Director                                    January 10, 1996
____________________
Michael J. Bradley

/s/ JOHN F. D'APRIX        Director                                    January 18, 1996
____________________
John F. D'Aprix

/s/ SHELDON E. GOLDBERG    Director                                    January 17, 1996
____________________
Sheldon E. Goldberg

/s/ JAMES E. SCHLEIF       Director                                    January 17, 1996
____________________
James E. Schleif

/s/ JOHN M. O'DONNELL      Director                                    January 17, 1996
____________________
John M. O'Donnell

/s/ ALLEN L. KRAMER        Director                                    January 9, 1996
____________________
Allen L. Kramer

/s/ GERALD LEVINSON        Director                                    January 17, 1996
____________________
Gerald Levinson

/s/ GEORGE RAPP            Executive Vice President and                January 9, 1996
____________________       Chief Operating Officer
George Rapp

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